EXHIBIT 9.8

REGISTRATION RIGHTS

        SECTION 1.  Certain Definitions.

                 (a)        As used herein, the following terms shall have the following respective meanings:

                              “Commission” shall mean the U.S. Securities and Exchange Commission.

                              The terms “register,” “registered” and “registration” refer to a resale registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                              “Registrable Shares” shall mean those shares that are (a) (i) the Bidder Contributed Shares and (ii) any securities issued or issuable in respect of the Bidder Contributed Shares upon any stock split, stock dividend, distribution, reorganization, merger, consolidation, consideration, exchange, recapitalization or other similar event occurring following the date of the Agreement and (b) “restricted securities” as defined in rule 144(a)(3) under the Securities Act.

                              “Registration Expenses” shall mean all expenses, other than Selling Expenses, incurred by Bidder in complying with Sections 2, 3 and 4 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Bidder, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Shares.

                              “Stockholders” shall mean those individuals and entities listed in Schedule I to the Stockholders Agreement.

                              “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered pursuant to Sections 2, 3 and 4 hereof and the costs of any accountants, counsel or other experts retained by or on behalf of the holders of such Registrable Securities.

                              “Stockholders Agreement” shall mean the Stockholders Agreement dated as of the 21st of August, 1998 among Bidder and each of the Stockholders listed in Schedule I thereto.

                 (b)        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in Article 1 of the Formation Agreement dated as of December 8, 1998 (the “Agreement”), between Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile (“BAM”), Crown Castle International Corp., a Delaware corporation (“Bidder”) and CCA Investment Corp., a wholly-owned, indirect subsidiary of Bidder, of which this Exhibit is a part.

        SECTION 2.  “Piggy-Back” Registration. If Bidder at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 3), each such time it will give written notice to all holders of outstanding Registrable Shares of its intention to do so. Upon the written request of any such holder, received by Bidder within twenty (20) days after the giving of any such notice by Bidder, to register any of its Registrable Shares, Bidder will, except as provided below, cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Bidder, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Shares so registered. In the event that any registration pursuant to this Section 2 shall be, in whole or in part, an underwritten public offering of securities, the number of securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein as follows: First, all persons (other than Bidder, the requesting holder of Registrable Shares and the requesting Stockholders) who have requested shares to be registered shall be reduced in the manner provided by Bidder. In the event that the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, then the number of shares shall be further reduced pro rata among the requesting holders of Registrable Shares according to the number of shares requested by each such holder to be registered. In the event the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters than the number of shares shall be reduced among the requesting Stockholders in accordance with Article IV of the Stockholders Agreement. Notwithstanding the foregoing provisions, the Bidder may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Registrable Shares. There shall be no limit to the number of registrations of Registrable Shares which may be effected under this Section 2.

        SECTION 3.  Demand Registration.

                 (a)        The holders of at least half of the Registrable Shares at any time after the date of the Agreement and prior to the time Bidder is eligible to file a registration statement on Form S-3 or similar short-form registration, may request Bidder to register under the Securities Act all or a portion of the Registrable Shares held by them for sale in the manner specified in such notice; provided that (i) the reasonably anticipated aggregate net proceeds to the sellers from such public offering would exceed $30,000,000 and (ii) subject to Section 3(c), no such request may be made more than once every nine months. Notwithstanding anything to the contrary herein, no request may be made under this Section 3 within 90 days after the effective date of a registration statement filed by Bidder covering a firm commitment underwritten public offering in which the holders of Registrable Shares shall have been entitled to join pursuant to Section 2 and in which there shall have been effectively registered all Registrable Shares as to which registration shall have been requested. Bidder shall be obligated to register the Registrable Shares pursuant to this Section 3(a) on two (2) occasions only; provided, however, that such obligations shall be deemed satisfied only when a registration statement covering all of the Registrable Shares specified in the notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto unless any such registration statement does not become effective due to the withdrawal of 66 2/3% of the Registrable Shares to be registered. Notwithstanding the foregoing, in the event Bidder is entitled to use Form S-3 or similar short-form registration but later is unable to do so, then to the extent the holders have not exercised their two demand rights under this Section 3(a), they shall be eligible to do so under this Section 3(a) until such time as Bidder again is entitled to use Form S-8 or similar short-form registration.

                 (b)        Following receipt of any notice under this Section 3, Bidder shall immediately notify all holders of Registrable Shares from whom notice has not been received that a request for registration pursuant to Section 3(a) has been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from the requesting holders, the number of shares of Registrable Shares specified in such notice (and in all notices received by Bidder from other holders within twenty (20) days after the giving of such notice by Bidder). If such method of disposition shall be an underwritten public offering, the holders of a majority of the Registrable Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of Bidder, which approval shall not be unreasonably withheld or delayed.

                 (c)        Bidder shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Bidder’s securities to be sold by Bidder for its own account, and shares of any other person having registration rights with respect to the Bidder’s securities except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold, then the number of shares to be registered and sold shall be reduced as follows: First, the shares of Bidder securities requested to be registered by shareholders with “piggyback” or other registration rights (other than the Stockholders and the holders of the Registrable Shares) shall be reduced at the direction of Bidder in accordance with the opinions of the underwriters participating in the public offering.

In the event that the elimination of all of such shares is not sufficient to reduce the number of shares of Bidder s securities to be registered to the number recommended by the underwriters, then the number of shares to be registered by Bidder shall then be reduced. In the event that the number of shares requested to be registered after such reduction shall still be in excess of the number of shares requested to be registered by the underwriters, then the number of shares of Registrable Shares shall be reduced pro rata according to the number of shares requested by each such holder to be registered. In the event the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, then the number of shares shall be reduced among the requesting Stockholders in accordance with Article IV of the Stockholders Agreement. In the event the number of shares requested to be registered by the holders of Registrable Shares under this Section 3 is reduced to any extent as a result of this Section 3(c), then (i) the holders of Registrable Shares shall not be deemed to have exercised a demand right pursuant to this Section 3, (ii) the holders of Registrable Shares shall be entitled to make another request to register all or a portion of the Registrable Shares at anytime after 30 days after the date of the initial request and (iii) Bidder shall use its reasonable best efforts to file a registration statement pursuant to a request made under (ii) above as promptly as possible. Except as provided in this Section 3 and except for registration statements on Forms S-4, S-8 or any successor or similar forms thereto and except for a registration statement being filed as a result of a request made pursuant to the foregoing sentence, Bidder will not file with the Commission any other registration statement with respect to its equity securities, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until ninety (90) days after the commencement of the public offering of the Registrable Shares covered by the registration statement requested pursuant to this Section 3.

                 (d)        Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within ninety (90) days after the effective date of a registration statement filed by Bidder covering a firm commitment underwritten public offering in which the holders of Registrable Shares shall have been entitled to join pursuant to Sections 2 and in which there shall have been effectively registered all of the Registrable Shares as to which registration shall have been requested.

        SECTION 4.  Registration on Form S-3.

                 (a)        The holders of Registrable Shares may request at any time that Bidder file a registration statement on Form S-3 or any successor form thereto for a public offering of all or portion of the Registrable Shares provided that (a) the reasonably anticipated aggregate price to the public of the Registrable Shares to be offered would exceed $40,000,000 (or such lower amount in the case of a request by the holder to register the balance of the Registrable Shares), and (b) Bidder is a registrant entitled to use Form S-3 or any successor thereto to register such Registrable Shares. Promptly following receipt of any notice under this Section 4, Bidder shall use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Shares specified in such notice. Whenever Bidder is required by this Section 4 to use its best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Sections 3, 4 and 5 (including but not limited to the requirement that Bidder notify all holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

                 (b)        Bidder shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Bidder’s securities to be sold by Bidder for its own account, and shares of any other person having registration rights with respect to the Bidder’s securities except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold, then the number of shares to be registered and sold shall be reduced as follows: First, the shares of Bidder securities requested to be registered by shareholders with “piggyback” or other registration rights (other than the Stockholders and the holders of the Registrable Shares) shall be reduced at the direction of Bidder in accordance with the opinions of the underwriters participating in the public offering. In the event that the elimination of all of such shares is not sufficient to reduce the number of shares of Bidder’s securities to be registered to the number recommended by the underwriters, then the number of shares to be registered by Bidder shall then be reduced. In the event that the number of shares requested to be registered after such reduction shall still be in excess of the number of shares requested to be registered by the underwriters, then the number of shares of Registrable Shares shall be reduced pro rata according to the number of shares requested by each such holder to be registered. In the event the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, then the number of shares shall be reduced among the requesting Stockholders in accordance with Article IV of the Stockholders Agreement. Except as provided in this Section 4 and except for registration statements on Forms S-4, S-8 or any successor or similar forms thereto, Bidder will not file with the Commission any other registration statement with respect to its equity securities, whether for its own account or that of other stockholders, from the date of receipt ala notice from requesting holders pursuant to this Section 4 until ninety (90) days after the commencement of the public offering of the Registrable Shares covered by the registration statement requested pursuant to this Section 4.

        SECTION 5.  Registration Procedures. If and whenever Bidder is required by the provisions of Sections 2, 3 or 4 to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, Bidder will, as expeditiously as possible:

                 (a)        prepare and file with the Commission a registration statement with respect to such securities, which in the case of Section 3 shall be on Form S-1 or other available form satisfactory to the holders with respect to such securities, and cause such registration statement to become and remain effective for the period specified in Section 5(i);

                 (b)        prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) below and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

                 (c)        furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

                 (d)        use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that Bidder shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                 (e)        use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange or market on which the securities of Bidder, if applicable, is then listed or quoted;

                 (f)        immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Bidder has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                 (g)        at the request of any seller of Registrable Shares, use its best efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Bidder for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by Bidder, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Bidder included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

                 (h)        (i) make available for inspection by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Bidder, (ii) cause Bidder’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and (iii) provide each seller and its counsel with the opportunity to participate in the preparation of such registration statement;

                 (i)        with respect to any registration statement pursuant to which Registrable Shares are to be sold pursuant to Sections 2, 3 or 4, Bidder shall use its best efforts to cause such registration statement to become and remain effective for one hundred and eighty (180) days; and

                 (j)        enter into such agreements and take such other actions as the sellers of Registrable Shares and the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Shares including, without limitation, preparing for and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition. In connection with each registration hereunder, the sellers of Registrable Shares will furnish to Bidder in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws. In connection with each registration pursuant to Sections 2, 3 or 4 coveting an underwritten public offering, Bidder and cash seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of Bidder’s size and investment stature (it being understood that Bidder will not require a selling stockholder to make any representation, warranty or agreement in such agreement other than with respect to such stockholder, the ownership of such stockholder’s securities being registered and such stockholder’s intended method of disposition). The representations and warranties by, and the other agreements on the part of, Bidder to and for the benefit of the underwriters in such written agreement with the underwriters shall also be made to and for the benefit of the selling stockholders. In the event that any condition to the obligations under any such written agreement with the underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of the selling stockholders requesting a demand registration pursuant to Section 3, such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.

        SECTION 6.  Expenses. All Registration Expenses shall be borne by Bidder whether or not the registration statement has become effective. All Selling Expenses shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than Bidder (except to the extent Bidder shall be a seller) as they may agree.

        SECTION 7.  Indemnification and Contribution.

                 (a)        In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 2, 3 or 4, Bidder will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Bidder will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such seller, such underwriter or such controlling person specifically for use in such registration statement or prospectus.

                 (b)        In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless Bidder, each person, if any, who controls Bidder within the meaning of the Securities Act, each officer of Bidder who signs the registration statement, each director of Bidder, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Bidder or such officer, director underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered wider the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Bidder and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Bidder by such seller specifically for use in such registration statement or prospectus; and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

                 (c)        Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a clan in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party shall not relieve it front any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably nay be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                 (d)        In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party exercising rights under the Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such ease notwithstanding the fact that this Section 7 provides for indemnification in such case, (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7, or (iii) the indemnification provided for by this Section 7 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein; then, and in each such case, Bidder and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities (taking into account the portion of the proceeds of the offering received by each such party) as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No person will be required to contribute any amount in excess of the proceeds received by such person in respect of all such Registrable Shares offered and sold by it pursuant to such registration statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        SECTION 8.  Changes in Common Stock: Successor. (a) If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                 (b)        If Bidder consolidates or merges into or with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or a majority of its assets to any person or group, or any person or group consolidates with, or merges into or with, Bidder, each holder of Registrable Shares shall, as a condition to the relevant transaction involving such person, group or successor in business, be granted by such person, group or successor in business (each a “Successor”), equivalent rights to the rights granted in hereunder.

        SECTION 9.  Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Shares to the public without registration, at all times ninety (90) days after any registration statement covering a public offering of securities of Bidder under the Securities Act shall have become effective, Bidder agrees to:

                 (a)        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                 (b)        use its best efforts to file with the Commission in a timely mariner all reports and other documents required of Bidder under the Securities Act and the Exchange Act; and

                 (c)        furnish to each holder of Registrable Shares forthwith upon request a written statement by Bidder as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Bidder, and such other reports and documents so filed by Bidder as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

        SECTION 10.  Suspension of Registration Obligations. Except as otherwise set forth in
Section 3(c) and notwithstanding the provisions of Section 5(a), (i) Bidder’s obligation to file a registration statement, or cause such registration statement to become and remain effective (a) may be suspended on one occasion for a period not to exceed one hundred and eighty (180) days if there exists at the time material nonpublic information relating to Bidder which, in the reasonable opinion of Bidder, should not be disclosed (b) shall not apply for the period which begins seven days prior to and ends 90 days after the commencement of a public offering of securities, so long as Bidder has fulfilled its notice obligations under Sections 2, 3 or 4 with respect to such offering and (ii) if a public offering of securities has been previously commenced, neither the Company nor any controlling person of the Company shall commence another public offering of the securities until 90 days after the commencement of such prior offering.

        SECTION 11.  Transferability of Registration Rights. Registration rights conferred herein on the holders of Registrable Shares shall inure to the benefit of their successors and transferees; provided, that all transfers of the Registrable Shares are in accordance with Sections 9.2 and 11.8 of the Agreement.